EXHIBIT 99.1

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          WILLIAMS POWER COMPANY, INC.

                                       AND

                                 BEAR ENERGY LP

                                  May 20, 2007

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                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE 1
DEFINITIONS....................................................................1

                                    ARTICLE 2
PURCHASE AND SALE..............................................................8

2.1      Purchase and Sale; Assignment and Assumption..........................8
2.2      Payment of the Initial Purchase Price at Closing; Post-Closing
         Adjustment............................................................8
2.3      No Assumption of Retained Liabilities................................11
2.4      Retained Assets......................................................11
2.5      Amounts Held in Trust................................................12

                                    ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLER..................................12

3.1      Organization.........................................................12
3.2      Authorization........................................................12
3.3      Non-Contravention....................................................12
3.4      Requirements of Law..................................................13
3.5      Governmental Permits.................................................13
3.6      Intellectual Property................................................13
3.7      Title to Purchased Assets............................................13
3.8      Assumed Contracts....................................................13
3.9      Litigation...........................................................14
3.10     [INTENTIONALLY DELETED.] ............................................14
3.11     Tax Representations..................................................14
3.12     Certain Invoices.....................................................14

                                    ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE BUYER...................................14

4.1      Organization.........................................................14
4.2      Authorization........................................................14
4.3      Non-Contravention....................................................15
4.4      [INTENTIONALLY DELETED.].............................................15
4.5      Litigation...........................................................15
4.6      Buyer's Financial Capacity...........................................15
4.7      Buyer's Knowledge....................................................15
4.8      Tax Representations..................................................15

                                    ARTICLE 5
PRE-CLOSING ACTIVITIES........................................................16

5.1      Conduct of Business..................................................16
5.2      Required Private Consents............................................17
5.3      Business Guaranties..................................................18
5.4      Required Governmental Consents.......................................18
5.5      Non-solicitation.....................................................19

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5.6      Preparation for Transition Services Agreement; Buyer Access to
         Seller's Facilities..................................................19
5.7      Knowledge of Breaches................................................19

                                    ARTICLE 6
CONDITIONS PRECEDENT..........................................................20

6.1      Buyer's Conditions to Closing........................................20
6.2      Seller's Conditions to Closing.......................................21

                                    ARTICLE 7
CLOSING.......................................................................22

7.1      Closing..............................................................22
7.2      Seller's Deliveries..................................................22
7.3      Buyer's Deliveries...................................................23

                                    ARTICLE 8
INDEMNIFICATION...............................................................23

8.1      Limitation on and Survival of Representations and Warranties.........23
8.2      Indemnification by the Seller........................................24
8.3      Indemnification by the Buyer.........................................25
8.4      Limitation of Liability..............................................26
8.5      Sole and Exclusive Remedy............................................26

                                    ARTICLE 9
TERMINATION...................................................................27

9.1      Termination..........................................................27
9.2      Effect of Termination................................................27

                                   ARTICLE 10
TAXES AND FURTHER ASSURANCES..................................................27

10.1     Transfer Taxes.......................................................27
10.2     Allocation of Purchase Price.........................................27
10.3     Further Assurances...................................................28

                                   ARTICLE 11
MISCELLANEOUS.................................................................28

11.1     Entire Agreement; Amendment..........................................28
11.2     Expenses.............................................................28
11.3     Governing Law; Jurisdiction..........................................28
11.4     Assignment...........................................................28
11.5     Notices..............................................................28
11.6     Counterparts; Headings...............................................29
11.7     Interpretation.......................................................29
11.8     Schedules and Exhibits...............................................29
11.9     Supplement to Schedules..............................................30
11.10    Closing Over Breaches or Unsatisfied Conditions......................30
11.11    Occasional and Bulk Sales Law........................................30

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11.12    Disclaimers..........................................................30
11.13    Severability.........................................................31
11.14    No Reliance..........................................................32
11.15    Agreement for the Parties' Benefit...................................32
11.16    Non-Waiver...........................................................32
11.17    Public Announcements.................................................32
11.18    Confidentiality......................................................32
11.19    WAIVER OF JURY TRIAL.................................................33
11.20    Post Closing Obligations.............................................33
11.21    Survival.............................................................34

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List of Schedules

Schedule A        Assumed Contracts
Schedule B        Seller Intellectual Property
Schedule C        Key Governmental Approvals
Schedule D        Dormant Master Agreements
Schedule E        Knowledge of the Buyer
Schedule F        Knowledge of the Seller
Schedule G        [Reserved]
Schedule H        [Reserved]
Schedule I        Permitted Encumbrances
Schedule J        Purchased Assets
Schedule 3.4      Requirements of Law
Schedule 3.5      Governmental Permits
Schedule 3.6      Intellectual Property
Schedule 3.8(b)   Breaches and Defaults Under Material Assumed Contracts
Schedule 3.9      Litigation
Schedule 3.12     AES 4000 Agreement Invoices
Schedule 5.2(c)   Permitted TRS Counterparties
Schedule 5.2(d)   Third Party Software Licenses
Schedule 5.3      Business Guaranties (Including Williams Guaranties)
Schedule 5.5      Available Personnel

List of Exhibits

Exhibit A       Form of Assignment and Assumption Agreement
Exhibit B       Form of Bill of Sale
Exhibit C       Form of Intellectual Property License and Assignment Agreement
Exhibit D       Form of Novation Agreement
Exhibit E       Form of Transition Services Agreement
Exhibit F       Form of TRS Agreement
Exhibit G       Form of Facility License Agreement
Exhibit 6.1(g)  Form of Seller's Secretary's Certificate
Exhibit 6.2(g)  Form of Buyer's Secretary's Certificate

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                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "Agreement"), dated May 20, 2007, is by and between BEAR ENERGY LP, a Delaware limited partnership (the "Buyer"), and WILLIAMS POWER COMPANY, INC., a Delaware corporation (the "Seller").

                                    RECITALS

      The Seller owns and manages a portfolio of (i) tolling agreements, (ii) power purchase agreements, (iii) energy management agreements and (iv) physical and financial electric power and natural gas marketing and trading agreements and transactions.

      The Buyer and the Seller each desire that the Buyer acquire substantially all such agreements and transactions and certain intellectual property rights, books and records, data and other assets of the Seller on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the recitals and of the premises, mutual covenants, representations, warranties, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                    ARTICLE 1
                                   DEFINITIONS

      "Action" means any complaint, suit, proceeding, claim, arbitration, demand, assertion or other similar action.

      "Adjustment Statement" has the meaning set forth in Section 2.2(c).

      "AES 4000 Agreement" means the Material Assumed Contract identified as such in Schedule A hereto.

      "Affiliate" means, as to any Person, any other Person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, whether by contract, voting power or otherwise.

      "Agreement" means this Asset Purchase Agreement, together with the Schedules and Exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

      "Ancillary Agreements" means the BSC Guaranty, the Transition Services Agreement, each Assignment and Assumption Agreement, each Novation Agreement, the Bill of Sale, the Intellectual Property License and Assignment Agreement, and each other document, instrument or agreement delivered in connection herewith or therewith according to the terms hereof or thereof.

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      "Assignment and Assumption Agreement" means each Assignment and Assumption
Agreement substantially in the form of Exhibit A attached hereto executed and delivered pursuant to Section 5.2(a).

      "Assumed Contracts" means the Contracts listed on Schedule A hereto.

      "Assumed Liabilities" has the meaning set forth in Section 2.1.

      "Bill of Sale" means the Bill of Sale for the Purchased Assets, other than the Assumed Contracts and the Seller Intellectual Property, dated as of the Closing Date, executed by the Seller in favor of the Buyer in the form of Exhibit B attached hereto.

      "Books and Records" means, in respect of any of the Purchased Assets, (a) the Operational Data, whether hard copy or digital, (b) copies of all Assumed Contracts and correspondence amending, modifying or waiving any provision or condition in any Assumed Contract, or otherwise relating to Seller's or a counterparty's actual or alleged nonperformance thereunder, but specifically excluding routine matters resolved in the settlement process, (c) copies of all software licenses and related documentation (including specifications, technical manuals, user manuals, programming manuals, flow diagrams and file descriptions), whether owned or licensed, and (d) all other records with respect to the foregoing in Seller's or any of its Affiliate's possession (including such records located in off-site storage or held by any Person performing services for Seller or any of its Affiliates) to the extent Seller or any of its Affiliates has rights thereto, whether in the form of paper, electronic (including electronic mail) or voice recording media, including accounts receivable records, invoice and billing records, records of payment history, credit support and posting records, databases, correspondence and miscellaneous records; but in all cases excluding (x) records that are subject to the attorney-work-product doctrine or records that are subject to attorney-client or other privilege, the disclosure or delivery of which to the Buyer could result in the loss of privilege and (y) personnel records and other records that the Seller as a matter of Requirement of Law is required to retain in its possession.

      "BSC Guaranty" means a guaranty to be provided by The Bear Stearns Companies Inc. in accordance with the terms of this Agreement.

      "Business" means the Seller's and the Seller's subsidiaries' business of engaging in physical and financial natural gas and electricity marketing and trading transactions, including, without limitation, entering into and performing the Assumed Contracts, but excluding the Gas Business and the Equity Generation Business.

      "Business Day" means a day other than Saturday, Sunday or a day on which banks are authorized to be closed for business in the State of New York, the State of Oklahoma or the State of Texas.

      "Business Guaranty" and "Business Guaranties" have the meanings set forth in Section 5.3.

      "Buyer" has the meaning set forth in the recitals to this Agreement.

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      "Buyer Claim" has the meaning set forth in Section 8.2(a).

      "Buyer Claim Notice" has the meaning set forth in Section 8.2(b).

      "Buyer Indemnified Parties" has the meaning set forth in Section 8.2(a).

      "Buyer's Statement" has the meaning set forth in Section 2.2(c).

      "Cash Consideration" means an amount equal to Five Hundred and Twelve Million Dollars ($512,000,000).

      "Closing" means the closing of the transactions contemplated hereby on the Closing Date.

      "Closing Date" means the date upon which the Closing occurs, which shall be on the first day of the month that is at least five (5) Business Days after the satisfaction or waiver of each of the conditions set forth in ARTICLE 6 (other than such conditions that by their nature are to be satisfied at Closing).

      "Closing Date NACF" has the meaning set forth in Section 2.2(c).

      "Contracts" means any contracts, agreements, instruments, license agreements, physical and financial electric power marketing and trading transactions, confirmations, cover sheets, commitments, credit support documents, and invoices, schedules and annexes related thereto, in each case whether oral or written.

      "Counterparty" or "Counterparties" means any of those parties to the Assumed Contracts other than the Seller or a subsidiary of the Seller.

      "Deductible" has the meaning set forth in Section 8.4.

      "Dormant Master Agreement" means any of the Contracts that is a master purchase and sale or financial transaction agreement as set forth in Schedule D.

      "Equity Generation Business" means the business related to the electric generating facilities owned by Seller's Affiliates, Williams Flexible Generation, LLC and Williams Generation Company - Hazleton.

      "Estimated Closing Date NACF" has the meaning set forth in Section 2.2(b).

      "Facility License Agreement" means the Facility License Agreement substantially in the form attached hereto as Exhibit G.

      "FERC" means the Federal Energy Regulatory Commission.

      "FERC Approval" means the issuance by the FERC of one or more final orders as required to authorize the transactions contemplated under this Agreement.

      "FERC Filing" has the meaning set forth in Section 5.4.

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      "Gas Business" means the purchase, sale, or transport of natural gas by the Seller other than pursuant to any Assumed Contact, including without limitation related to or in support of any of the businesses of the Seller's Affiliates, including without limitation, the transport, storage, processing, or marketing of natural gas produced by the Seller's Affiliates and the purchase of fuel and shrink for gathering and processing Affiliates of the Seller.

      "Governmental Action" means all consents, approvals, permits, waivers, exceptions, variances, orders, proceedings, exemptions, publications, filings, notices to or declarations of or with any Governmental Body.

      "Governmental Body" means any court, government (federal, state, local or foreign), department, political subdivision, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority, including but not limited to the FERC, the Federal Trade Commission, the Securities and Exchange Commission, any state public service or public utility or similar commission, any other governmental, quasi-governmental or non-governmental body administering, regulating or having general oversight over natural gas, electricity, power or other markets or transmission systems (but excluding, for the avoidance of doubt, any counterparty to an Assumed Contract in its capacity as such).

      "Governmental Permits" means all licenses, franchises, permits, privileges, variances, immunities, consents, rulings, exemptions, orders, judgments, decrees, approvals or other authorizations of any kind issued by any Governmental Body.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "HSR Act Termination" means the expiration or earlier termination of the notification waiting period provided for in the HSR Act.

      "Initial Purchase Price" means an amount equal to the sum of (a) the Cash Consideration, and (b) the Estimated Closing Date NACF.

      "Intellectual Property" means any or all of the following, and all rights arising out of or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all confidential and trade secret information, including all confidential inventions (whether patentable or not), proprietary software, invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing throughout the world; and (c) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world.

      "Intellectual Property License and Assignment Agreement" means that certain Intellectual Property License and Assignment Agreement by and between the Parties, substantially in the form of Exhibit C.

      "Interim Adjustment Statement" has the meaning set forth in Section
2.2(c).

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      "Interim Closing Adjustment" has the meaning set forth in Section 2.2(c).

      "Key Governmental Approvals" means the FERC Approval, the HSR Act Termination and the Required Governmental Consents identified on Schedule C.

       "Key Required Private Consents" means the Required Private Consents applicable to each of the Material Assumed Contracts.

       "Knowledge of the Buyer" means the actual knowledge of the individuals listed on Schedule E.

      "Knowledge of the Seller" means the actual knowledge of the individuals listed on Schedule F.

      "Law" means any law, statute, rule, regulation, ordinance order or other pronouncements, actions or requirements of any Governmental Body.

      "Lien" means any lien, mortgage, security interest, tax lien, attachment, levy, charge, claim, restriction, imposition, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property or assets (or the income or profits therefrom), whether consensual or nonconsensual and whether arising by agreement or under any Requirement of Law, or otherwise.

      "Losses" has the meaning set forth in Section 8.2(a).

      "Material Adverse Effect" means any casualty loss, Governmental Action, litigation or other event or circumstance that adversely affects (i) the Purchased Assets or (ii) the Counterparty to, or the generating assets (if any) that are the subject of, any Assumed Contract that is a tolling agreement, energy management agreement, or power purchase agreement, and in either case (i) or (ii), that materially impairs the value of the Purchased Assets taken as a whole; provided, however, that any adverse change or effect (or changes and/or effects taken together) attributable to any of the following, in each case shall not constitute a Material Adverse Effect: (a) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any Governmental Body, (b) changes or developments in international, national, regional, state or local wholesale or retail markets for electricity or natural gas or other energy commodities, including, without limitation, changes in commodity prices, prices of related products (including, without limitation, financial derivatives), market design, industry standards, or availability or costs of transportation, (c) system-wide changes or developments in national, regional or state electric transmission or distribution systems, (d) changes or developments in financial or securities markets or the economy in general, (e) the status or condition of the Buyer (including the Buyer's creditworthiness or credit rating), (f) the accounting treatment for Buyer of the Purchased Assets, this Agreement or the transactions contemplated hereby, (g) the announcement, pendency or consummation of the transactions contemplated by this Agreement (including any decrease in customer demand, any reduction in revenues, any disruption in supplier, partner or similar relationships, or any loss of employees); or (h) changes in generally accepted accounting principles; provided that any loss, claim, occurrence, change or effect that is

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cured (including by the payment of money) prior to the Closing Date shall not be considered a Material Adverse Effect.

      "Material Assumed Contracts" means those Assumed Contracts identified as such in Schedule A hereto.

      "Material Trading Counterparties" means those eight Counterparties identified as such on Schedule A hereto.

      "Maximum Indemnity Amount" has the meaning set forth in Section 8.4.

      "Net Accumulated Cash Flow" means, for the period from (and including) April 1, 2007 to (but not including) the Closing Date, an amount (whether positive or negative) equal to (a) all of the Seller's payments made to the Counterparties in the ordinary course of the Seller's Business pursuant to the terms of the Assumed Contracts during such period (excluding any such payments constituting postings of collateral or performance security or that relate to periods prior to April 1, 2007) and all of Seller's payments made to third Persons (including Counterparties) in the ordinary course of the Seller's Business pursuant to any physical or financial natural gas or electricity marketing or trading transactions which relate to the Assumed Contracts minus
(b) all of the payments made to the Seller by the Counterparties in the ordinary course of the Seller's Business pursuant to the terms of the Assumed Contracts during such period (excluding any such payments constituting postings of collateral or performance assurance or that relate to periods prior to April 1,
2007) and all payments made to the Seller by third Persons (including Counterparties) in the ordinary course of the Seller's Business pursuant to any physical or financial natural gas or electricity marketing or trading transactions which relate to the Assumed Contracts, plus (c) whichever of the following is applicable: $2,500,000 if the Closing occurs during the period of September 7, 2007 through October 6, 2007; $6,000,000 if the Closing occurs during the period of October 7, 2007 through November 6, 2007; $10,500,000 if the Closing occurs during the period of November 7, 2007 through December 6, 2007; or $15,500,000 if the Closing occurs during the period of December 7, 2007 through December 31, 2007.

      "Neutral Accounting Arbitrator" has the meaning set forth in Section
2.2(c).

      "Novation Agreement" means each Novation Agreement substantially in the form of Exhibit D attached hereto and executed and delivered pursuant to Section 5.2(a).

      "Operational Data" means all computer, digital, electronic, analog, telecommunications (including voice recording), metering, and billing data relating to the Purchased Assets and the operations associated therewith and held by the Seller or any of its Affiliates (to the extent Seller or any of its Affiliates has rights thereto).

      "Party" means the Buyer or the Seller.

      "Permitted Encumbrances" means (a) the terms and conditions of this Agreement and the Purchased Assets, (b) those Liens and other matters listed on
Schedule I, and (c) all rights reserved to or vested in any Governmental Body controlling or regulating or having jurisdiction over any of the Purchased Assets in any manner, and in all applicable Laws.

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      "Permitted TRS Counterparty" means any Counterparty listed on Schedule
5.2.

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, association (whether incorporated or unincorporated), joint-stock company, trust, Governmental Body, unincorporated organization or other entity.

      "Preliminary Statement" has the meaning set forth in Section 2.2(b).

      "Purchased Assets" means the Assumed Contracts, the Dormant Master Agreements, the Books and Records, Seller Hardware and the Seller Intellectual Property assets identified on Schedule J.

      "Purchase Price" has the meaning set forth in Section 2.2(c).

      "Required Consents" means all Required Governmental Consents and Required Private Consents.

      "Required Governmental Consents" means all of the Governmental Actions required by or under any Requirements of Law in connection with the sale or assignment of the Purchased Assets to the Buyer and the consummation of the transactions contemplated hereby (including, without limitation, (i) the Buyer's assumption, enforcement and performance of the Assumed Contracts in accordance with the terms thereof, and (ii) the Buyer's ownership, use and operation of the Purchased Assets).

      "Required Private Consents" means all of the consents, authorizations and approvals (other than a Required Governmental Consent) required from any Person by or under any Assumed Contract in connection with the Seller's sale, assignment, or novation (as applicable) of the Purchased Assets to the Buyer and consummation of the transactions contemplated hereby (including, without limitation, (i) the Buyer's assumption, enforcement and performance of the Assumed Contracts in accordance with the terms thereof, (ii) the replacement of any Business Guaranties with a BSC Guaranty as provided in Section 5.3, (iii) the release of Seller with respect to the Assumed Liabilities and (iv) the Buyer's ownership, use and operation of the Purchased Assets).

      "Requirements of Law" means any requirements of any Law, including but not limited to the requirements of any applicable Governmental Permits or Governmental Actions.

      "Resolution Periods" has the meaning set forth in Section 2.2(c).

      "Restricted Information" has the meaning set forth in Section 11.18(b).

      "Retained Assets" has the meaning set forth in Section 2.4.

      "Retained Liabilities" means all liabilities and obligations of the Seller and any of its Affiliates, other than the Assumed Liabilities.

      "Seller" has the meaning set forth in the recitals to this Agreement.

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      "Seller Claim" has the meaning set forth in Section 8.3(a).

      "Seller Claim Notice" has the meaning set forth in Section 8.3(b).

      "Seller Hardware" means the Seller-owned servers used to host the applications listed on Schedule B and Schedule 5.2(d)(A) as of the date of this Agreement. Seller Hardware does not include proprietary software, third party software, data, operating systems, non-attached storage, or confidential or proprietary information.

      "Seller Indemnified Parties" has the meaning set forth in Section 8.3(a).

      "Seller Intellectual Property" means all Intellectual Property identified on Schedule B.

      "Tax" or "Taxes" means any present or future federal, state, county, local or foreign taxes, charges, levies, imposts, duties, other assessments or similar charges or withholding of any kind whatsoever, including interest, penalties and additions imposed thereon or with respect thereto, imposed by a Governmental Body.

      "Tax Returns" means any reports, returns, information returns or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined unitary group.

      "Third Party Software Licenses" means all of the Assumed Contracts identified as such on Schedule A.

      "Transition Services Agreement" means that certain Transition Services Agreement by and between the Parties, substantially in the form attached hereto as Exhibit E.

      "TRS Agreement" means the TRS Agreement by and between the Parties, substantially in the form of Exhibit F, executed and delivered (if applicable) pursuant to Section 5.2(c).

      "Williams Guaranties" means the guaranties provided by The Williams Companies, Inc., or Williams Holdings of Delaware, Inc., to various of the Counterparties or other Persons in connection with the Purchased Assets and identified on Schedule 5.3.

                                    ARTICLE 2
                                PURCHASE AND SALE

      2.1 Purchase and Sale; Assignment and Assumption. As of the Closing, and subject to all of the terms and conditions of this Agreement (including, without limitation, Section 5.2(c)), the Seller shall sell, transfer, convey, assign and deliver, and the Buyer shall purchase, all of the Seller's right, title and interest in and to the Purchased Assets, and the Buyer shall assume, pay, discharge and perform, each on a timely basis, all of liabilities and obligations under contract or at Law as to any Assumed Contract or any other Purchased Asset that are incurred or accrue or otherwise relate to the period from and after the Closing Date (the "Assumed Liabilities").

      2.2 Payment of the Initial Purchase Price at Closing; Post-Closing Adjustment.

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            (a) At the Closing, and subject to all of the terms and conditions of this Agreement (including, without limitation, Section 5.2(c)), in consideration of the Seller's sale, transfer, assignment, conveyance and delivery of the Purchased Assets, including the Assumed Contracts, the Buyer shall assume the Assumed Liabilities and pay to the Seller an amount equal to the Initial Purchase Price, by wire transfer to an account or accounts designated by the Seller in writing prior to the Closing Date of immediately available funds.

            (b) At least five (5) Business Days prior to the anticipated Closing Date, the Seller shall prepare and deliver to the Buyer a statement (the "Preliminary Statement") that sets forth the Seller's good faith estimate of the Net Accumulated Cash Flow (the "Estimated Closing Date NACF").

            (c) The Initial Purchase Price shall be subject to the adjustment specified in this Section 2.2(c) (the Initial Purchase Price as so adjusted is herein referred to as the "Purchase Price"). Except as provided in this Section 2.2(c) (and except that any payments made by the Seller under ARTICLE 8 shall be treated for Tax purposes as adjustments to the Purchase Price), the Initial Purchase Price shall not be subject to any adjustments.

                  (i) Within ninety (90) calendar days after the Closing Date, the Seller shall prepare and deliver to the Buyer a statement (the "Adjustment Statement") that sets forth (A) its calculation of the Net Accumulated Cash Flow (the "Closing Date NACF") and (B) a calculation of an amount (whether resulting in a positive or negative number, the "Closing Adjustment") equal to (1) the Closing Date NACF minus (2) the Estimated Closing Date NACF. The Seller shall provide the Buyer and its accountants with access to the relevant books and records of the Seller and the Seller's employees to the extent required in connection with their review of and any dispute with respect to the Adjustment Statement and shall furnish the Buyer with any other information that might be relevant to the calculation of Closing Date NACF. If, at any time prior to the final resolution of all disputed items on the Adjustment Statement, additional information shall become known to the Buyer or the Seller that would change the amount of the Closing Date NACF shown on the calculation set forth in the Adjustment Statement, then the Buyer shall amend the Adjustment Statement to reflect such additional information. The Buyer and the Seller shall promptly notify each other upon it becoming aware of any additional information prior to the end of the Resolution Period (as defined below).

                  (ii) After receipt of the Adjustment Statement, the Buyer will have thirty (30) calendar days from receipt to review the Adjustment Statement together with the workpapers used in their preparation. Unless the Buyer delivers to the Seller a written notice setting forth in reasonable detail the specific items disputed by the Buyer and a written statement setting forth the Buyer's calculation of each line item shown on the Adjustment Statement so disputed and the amount in dispute (the "Buyer's Statement") on or prior to the thirtieth (30th) day after receipt of the Adjustment Statement, the Buyer will be deemed to have accepted and agreed to the Adjustment Statement and the Closing Adjustment calculated therein and such agreement will be final, binding and conclusive. Any items on the Adjustment Statement as to which the Buyer has not given notice of its objection and provided an alternative calculation on the Buyer's Statement will be deemed to have been agreed upon by the Parties, subject to the penultimate sentence of Section 2.2(c)(ii). If the Buyer so notifies the Seller of its objection to the Adjustment Statement and provides the Seller with the Buyer's Statement in a timely manner, the Buyer and the Seller will, within thirty (30) calendar days following such notice (the "Resolution Period"), attempt to resolve their differences. Any resolution by the Buyer and the Seller during the Resolution Period as to any disputed amounts will be final, binding and conclusive.

                  (iii) If the Buyer and the Seller do not resolve all disputed items by the end of the Resolution Period, then all items remaining in dispute will be submitted within ten (10) days after the expiration of the Resolution Period to a national independent accounting firm mutually acceptable to the Buyer and the Seller (the "Neutral Accounting Arbitrator"); it being understood that no member of the Neutral Accounting Arbitrator's engagement team shall have an existing professional relationship with the Buyer or Seller or any of their Affiliates. The Neutral Accounting Arbitrator shall act as an arbitrator to determine only those items in dispute. All fees and expenses relating to the work, if any, to be performed by the Neutral Accounting Arbitrator will be paid fifty percent (50%) by the Buyer and fifty percent (50%) by the Seller, provided that the Neutral Accounting Arbitrator may, upon determination that a Party did not raise its objections in respect of the matters in dispute in good faith, determine the fees and expenses to be paid by such Party up to and including all of such fees and expenses. The Neutral Accounting Arbitrator will deliver to the Buyer and the Seller a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Accounting Arbitrator by the Seller and the Buyer) of the disputed items within thirty (30) days of receipt of the disputed items (or as soon as practicable thereafter), which determination will be final, binding and conclusive as to such disputed items. The final Adjustment Statement containing those items which either are agreed upon by the Buyer and the Seller or are delivered by the Neutral Accounting Arbitrator in accordance with this Section will be the "Interim Adjustment Statement". In the event that either the Buyer or the Seller fails to submit its statement regarding any items remaining in dispute within the time determined by the Neutral Accounting Arbitrator, then the Neutral Accounting Arbitrator shall render a decision based solely on the evidence timely submitted to the Neutral Accounting Arbitrator by the Buyer and/or the Seller.

                  (iv) If the Closing Adjustment as shown on the Interim
            Adjustment Statement (the "Interim Closing Adjustment") is a negative number, then the Initial Purchase Price will be reduced by the amount of the Interim Closing Adjustment and the Buyer shall be entitled to payment of such amount from the Seller by wire transfer of immediately available funds to an account or accounts designated by the Buyer. If the Interim Closing Adjustment is a positive number, then the Initial Purchase Price will be increased by the amount of the Interim Closing Adjustment and the Buyer shall pay such amount to the Seller by wire transfer of immediately available funds, to be paid to an account or accounts designated in writing by the Seller prior to the date when such payment is due. All payments to be made pursuant to this Section 2.2(c)(iv) will be made on the fifth Business Day following the date on which the Buyer and the Seller agree to, or the Neutral Accounting Arbitrator delivers, the Interim Statement and the Interim Adjustment Statement.

                  (v) On or prior to the one year anniversary of the Closing
            Date, either Buyer or Seller may notify the other Party of its desire to update the Interim Adjustment Statement to reflect additional items (i.e., items not taken into account in the Interim Closing Adjustment) that would change the Interim Closing Adjustment. Promptly after such notice is given, the Parties shall provide to each other a description and the amount of any such additional items. Any amounts paid in accordance with the terms of
            Section 2.5 shall not constitute or be included as additional items. Buyer shall prepare a statement that reflects the proposed changes to the Interim Closing Adjustment (which is also referenced to herein as the "Adjusted Statement") and provide the same to Seller. If the Parties do not reach an agreement on the Adjustment Statement within 30 days after Seller's receipt of the same, then the provisions of clause (iii) above shall apply. The Initial Purchase Price shall be adjusted to reflect any such adjustment agreed upon by the Parties or determined by the Neutral Accounting Arbitrator (as applicable) and the resulting payment due from Seller or Buyer shall be paid to the other Party by wire transfer of immediately available funds no later than the fifth Business Day following the date on which such agreement is reached or determination is made.

                  (vi) The Parties acknowledge and agree that neither the Net
            Accumulated Cash Flow nor any of the items comprising the calculation thereof include any charges for overhead or labor costs of Seller or its Affiliates.

      2.3 No Assumption of Retained Liabilities. The Buyer does not and will not assume any of the Retained Liabilities, which shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by the Seller, or as applicable, the Seller's Affiliates.

      2.4 Retained Assets. Notwithstanding anything to the contrary contained in
Section 2.1 or elsewhere in this Agreement, any right, interest or claim of the Seller relating to the Assumed Contracts and the other Purchased Assets that arises or accrues during, or otherwise relates to, the period prior to the Closing Date, including without limitation the right to the return of cash collateral or any Business Guaranties posted or credited to Counterparties as of the Closing Date (the "Retained Assets"), is excluded from the Assumed Contacts and the other Purchased Assets and will remain the property of the Seller after the Closing.

      2.5 Amounts Held in Trust. Any amounts received by the Buyer after the Closing with respect to any Excluded Asset shall be held by the Buyer in trust for the benefit of the Seller, shall be segregated from other property and funds of the Buyer and shall forthwith be paid or delivered to the Seller in the same form as so received (with any necessary endorsement or assignment). Likewise, any amounts received by the Seller after the Closing with respect to any Purchased Asset shall be held by the Seller in trust for the benefit of the Buyer, shall be segregated from other property and funds of the Seller and shall be forthwith paid or delivered to the Buyer in the same form as so received (with any necessary endorsement or assignment).

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Buyer as of the date hereof and, if the Closing occurs, as of the Closing, that:

      3.1 Organization. The Seller is a corporation duly organized and validly existing under the laws of the State of Delaware, is duly qualified to transact business as a foreign corporation in the State of Oklahoma and is in good standing in the States of Oklahoma and Delaware. The Seller has delivered or otherwise made available to the Buyer true and complete copies of the Seller's Articles of Incorporation and By-laws, as in effect on the date hereof.

      3.2 Authorization. Seller has all requisite power and authority to execute this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite action by the Seller. This Agreement constitutes, and upon execution, the Ancillary Agreements to which it is a party will constitute, the valid and binding obligations of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting generally the enforcement of creditors' rights and (b) the availability of equitable remedies (whether in a proceeding in equity or at Law).

      3.3 Non-Contravention. Neither the execution or delivery of this Agreement nor the Ancillary Agreements to which it will be a party by the Seller nor the consummation of the transactions contemplated hereby or thereby, including but not limited to the assignment of the Assumed Contracts to the Buyer and retention of the Retained Liabilities, will conflict with or result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation, By-laws or other governing documents of the Seller or any of its Affiliates; result in a default, or give rise to any right of termination, cancellation or acceleration, impose any additional obligation under any provision of any contract or agreement of the Seller or any of its Affiliates, including, without limitation, any Assumed Contract, any loan agreements, promissory notes, indentures or instruments to which the Seller or any of its Affiliates is a party or by which the Seller or any of its Affiliates is bound;
(c) result in the creation or imposition of any Lien on any of the Purchased Assets, other than Permitted Encumbrances; (d) violate any Requirements of Law applicable to the Seller; or (e) other than the Required Private Consents and the Required Governmental Consents, require on the part of the Seller the approval, consent, waiver, authorization or act of, or the making by the Seller of any declaration, filing or registration with, any Person.

      3.4 Requirements of Law. To the Knowledge of the Seller, except as may be indicated on Schedule 3.4, all of the Purchased Assets and their uses in the Business as presently conducted by the Seller conform to all Requirements of Law.

      3.5 Governmental Permits. Seller has obtained the Governmental Permits identified on Schedule 3.5, which are the only Governmental Permits necessary for it to own, use and manage the Purchased Assets and to carry on and conduct the Business as currently conducted by the Seller, such Governmental Permits are in full force and effect and the Seller is in compliance with all such Governmental Permits.

      3.6 Intellectual Property. Except as set forth on Schedule 3.6, the Seller Intellectual Property is owned by the Seller. To the Knowledge of the Seller, the conduct of the Business as currently conducted by the Seller does not infringe, or constitute an infringement or misappropriation of any Intellectual Property of any Person. To the Knowledge of the Seller, no Person is infringing or misappropriating the Seller Intellectual Property. Except as set forth on
Schedule 3.6, or otherwise evidenced under the terms of the Seller Intellectual Property no current or former partner, director, officer, or employee of the Seller or any third party will, after giving effect to each of the transactions contemplated herein, own or retain any rights in or to any of the Seller Intellectual Property, including the right to use, license, sublicense, or receive royalties or other compensation with respect to such Seller Intellectual Property.

      3.7 Title to Purchased Assets. The Seller has good and valid title to all of the Purchased Assets free and clear of all Liens, other than Permitted Encumbrances.

      3.8 Assumed Contracts.

            (a) Schedule A hereto sets forth a true and complete list of the Assumed Contracts as of April 1, 2007. The information set forth on Schedule A is accurate in all material respects as of such date. For the purposes of this subsection (a), "material" shall mean discrepancies in Schedule A in the aggregate exceeding Three Million Dollars ($3,000,000.00).

            (b) Except as set forth on Schedule 3.8(b), neither the Seller nor, to the Knowledge of the Seller, any Counterparty to any Material Assumed Contract is, as of the date hereof, in breach thereof or default thereunder, and there does not exist under any provision thereof, to the Knowledge of the Seller, as of the date hereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default of any Material Assumed Contract, except for such breaches, defaults and events as to which requisite waivers or consents have been or will, on or prior to the Closing Date, be cured or obtained or which, collectively or individually, do not have, or would not reasonably be expected to have, a Material Adverse Effect.

            (c) Each of the Material Assumed Contracts is in full force and effect in all material respects and constitutes a legal, valid and binding obligation of the Seller and, to the Knowledge of the Seller, of the Counterparty thereto, except for such failures that, collectively or individually, do not have, or would not reasonably be expected to have, a Material Adverse Effect.

            (d) Except (i) as set forth on Schedule A, (ii) otherwise permitted pursuant to Section 5.1 or (iii) with respect to the Material Assumed Contracts with the Material Trading Counterparties, no Material Assumed Contract has been amended, supplemented or modified in any material respect. True and complete copies of all Assumed Contracts (including all amendments, supplements and modifications thereto) will be provided to the Buyer no later than Five (5) Business Days from the date of this Agreement.

      3.9 Litigation. Except as set forth on Schedule 3.9, there is no Governmental Action or other suit or proceeding initiated by any Person pending or, to the Knowledge of the Seller, threatened (a) under or in respect of any of the Purchased Assets (including, but not limited to, any claim related to environmental contamination, exposure, releases or other environmental matters) except such as would not have or would not reasonably be expected to have a Material Adverse Effect or (b) which questions the legality or propriety of the transactions contemplated by this Agreement.

      3.10 [INTENTIONALLY DELETED.] .

      3.11 Tax Representations.

            (a) The Seller is not required by any applicable Law, as modified by the practice of any relevant Governmental Body, to make any deduction or withholding for or on account of any Tax from any payment to be made by it to the Buyer under this Agreement or any Ancillary Agreement.

            (b) The Seller is classified as a domestic corporation for U.S. federal income tax purposes.

      3.12 Certain Invoices. Attached as Schedule 3.12 are true and correct copies of the monthly summary invoices as issued by the Counterparty to the Seller under the AES 4000 Agreement with respect to the following periods:
January - December, 2005; January - December, 2006; and January - March, 2007.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller as of the date hereof and, if the Closing occurs, as of the Closing, that:

      4.1 Organization. The Buyer is a limited partnership duly formed and validly existing and in good standing under the laws of the State of Delaware. The Buyer has full corporate power and authority to own or lease and to operate and use its assets and carry on its business as now conducted and as it will be conducted with the Purchased Assets.

      4.2 Authorization. Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite action by the Buyer. This Agreement constitutes, and upon execution, the Ancillary Agreements to which it is a party will constitute, the valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting generally the enforcement of creditors' rights and (b) the availability of equitable remedies (whether in a proceeding in equity or at Law).

      4.3 Non-Contravention. Neither the execution or delivery of this Agreement and the Ancillary Agreements to which it will be a party by the Buyer nor the consummation of the transactions contemplated hereby and thereby, including but not limited to the assumption of the Assumed Contracts and Assumed Liabilities, will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation, By-laws or other governing documents of the Buyer or any of its Affiliates; (b) result in a default, or give rise to any right of termination, cancellation or acceleration of any material contract or agreement of the Buyer or any of its Affiliates, including, without limitation, any loan agreements, promissory notes, indentures or instruments to which the Buyer or any of its Affiliates is a party or by which the Buyer or any of its Affiliates is bound; (c) violate any Requirements of Law applicable to the Buyer; or (d) require on the part of the Buyer the approval, consent, waiver, authorization or act of, or the making by the Buyer of any declaration, filing or registration with, any Person, except for the necessary filings and approvals under the HSR Act and from the FERC; and except as would not prevent or delay in any material respect the consummation of the transactions contemplated under this Agreement.

      4.4 [INTENTIONALLY DELETED.]

      4.5 Litigation. There is no Governmental Action, suit or proceeding initiated by any Person pending or, to the Knowledge of the Buyer, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

      4.6 Buyer's Financial Capacity. The Buyer has the present financial capacity and resources to satisfy its obligations to discharge and satisfy the Assumed Liabilities and to pay the Purchase Price to the Seller, as and when due.

      4.7 Buyer's Knowledge. To the Knowledge of the Buyer, as of the date of this Agreement, the Seller is not in breach of any of the representation or warranties in ARTICLE 3.

      4.8 Tax Representations.

            (a) The Buyer is not required by any applicable Law, as modified by the practice of any relevant Governmental Body, to make any deduction or withholding for or on account of any Tax from any payment to be made by it to the Seller under this Agreement or any Ancillary Agreement.

            (b) The Buyer is classified as a domestic limited partnership for U.S. federal income tax purposes.

                                    ARTICLE 5
                             PRE-CLOSING ACTIVITIES

      The applicable Party hereto, as set forth below, covenants and agrees that, from and after the execution and delivery of this Agreement until the Closing or the termination of this Agreement:

      5.1 Conduct of Business.

            (a) The Seller shall, except as the Buyer may otherwise consent in writing in the Buyer's reasonable discretion, perform the Assumed Contracts, protect and preserve the Purchased Assets, and conduct the Business as it relates to the Assumed Contracts in the ordinary and usual course of business and in accordance with past practices, except as set forth below. Without limiting the generality of the foregoing, except as set forth below, the Seller shall (i) duly comply in all material respects with all applicable Requirements of Law, perform in all material respects its obligations under all of the Assumed Contracts, maintain the Books and Records relating to the Assumed Contracts (in a manner consistent with generally accepted accounting principles as determined by Seller's independent auditor) and otherwise preserve intact and protect the Purchased Assets in an ordinary course of business consistent with past practices, (ii) maintain appropriate staff and management personnel and make requisite expenditures sufficient to perform the Assumed Contracts, and (iii) use commercially reasonable efforts to continue and preserve all business relationships with each party to the Assumed Contracts and any other Person having business or other dealings relating to the Purchased Assets and the Business as it related to the Assumed Contracts, including all Governmental Bodies. In addition to the foregoing, the Seller shall
      (A) not sell, assign, convey, lease or otherwise dispose of, or amend, modify or terminate, any of the Assumed Contracts or other Purchased Assets, except that the Seller shall be permitted to amend, modify or terminate any of the Assumed Contracts if such action (1) is done in the ordinary course of business, (2) is permitted under the Seller's trading and risk management policies in effect on the date of this Agreement to be done by an individual trader without approval of any other Person within the Seller's organization (without regard to any additional delegation of authority not evidenced in Seller's trading and risk management policies), and (3) does not involve any extension of the term of any Assumed Contract by more than one year; (B) not place a Lien on any of the Assumed Contracts or other Purchased Assets; (C) not enter into new Contracts or new transactions in respect of the Assumed Contracts existing on the date hereof, except that the Seller shall be permitted to enter into new Contracts or new transactions in respect of the Assumed Contracts if such action (1) is done in the ordinary course of business, (2) is permitted under the Seller's trading and risk management policies in effect on the date of this Agreement to be done by an individual trader without approval of any other Person within the Seller's organization (without regard to any additional delegation of authority not evidenced in Seller's trading and risk management policies), (3) does not involve entering into a Contract having a term beyond December 31, 2008; and (D) hedge fixed price power purchases or sales with natural gas. Notwithstanding the foregoing, Seller shall be permitted to enter into new Contracts pursuant to mandatory or "must offer" programs or auctions affecting the

      Assumed Contracts on the terms of such programs or auctions, including without limitation, the PJM RPM capacity market auction for years 2008, 2009 and 2010.

            (b) The Seller shall provide to a representative of the Buyer as designated by the Buyer (and whom the Buyer shall ensure is not responsible for execution of the commercial activity of the Buyer) on a weekly basis a summary of the trading activity, changes in collateral postings and holdings and payments received and made, associated with the Assumed Contracts.

      5.2 Required Private Consents.

            (a) The Parties agree to use commercially reasonable efforts, and to cooperate and provide each other with reasonable assistance, to do all things necessary or appropriate to cause or permit the novation or assignment of the Assumed Contracts to the Buyer (including, in the case of Buyer, entering into new master or enabling agreements if necessary) and to obtain any Required Private Consents (and, if needed, the consent of any Person providing credit support on behalf of the applicable Counterparty) so that all right, title and interest of the Seller with respect to the applicable Assumed Contract shall be novated or assigned to the Buyer effective as of the Closing. In furtherance of the foregoing, the Buyer shall provide to each Counterparty to an Assumed Contract within a reasonable period of time following the date hereof, a form of Novation Agreement or a form of Assignment and Assumption Agreement, with such modifications, if any, thereto that have been mutually agreed to by the Seller and the Buyer acting reasonably. Notwithstanding the foregoing, the Parties agree that the Required Private Consents for the Third Party Software Licenses and the Dormant Master Agreements shall not be due upon Closing.

            (b) Except as set forth in Schedule 5.2(d), each Party shall bear its own costs in connection with obtaining all Required Private Consents. Neither Party shall have any obligation to make any economic concession to a third party as a condition to obtaining a Required Consent.

            (c) Nothing in this Agreement shall be deemed to be an agreement to assign the Seller's rights under any Assumed Contract or any other Purchased Asset to be assigned to the Buyer in the absence of a Required Consent if such an attempted assignment would constitute a breach thereof or be unlawful. If any Required Consent in respect of any Assumed Contract other than a Material Assumed Contract is not obtained, or if an attempted assignment or assumption of any Assumed Contract other than a Material Assumed Contract would be ineffective or would adversely affect the rights or increase the obligations of any Party to this Agreement or any of its Affiliates with respect to any Assumed Contract, so that the Buyer would not, in fact, receive the rights, or assume the obligations with respect thereto as the same exist prior to such attempted assignment or assumption, then, at the Closing the Parties will enter into the TRS Agreement in respect of any such Assumed Contracts, if the Counterparty to such Assumed Contract is a Permitted TRS Counterparty. The establishment of the TRS shall be deemed, for purposes of Section 6.1(b), the equivalent of obtaining the subject Required Consents for the Assumed Contracts covered by the TRS.

            (d) The Parties agree to use commercially reasonably efforts in assuming the obligations set forth in Schedule 5.2(d) to cause the assignment of the Third Party Software Licenses identified on Schedule 5.2(d) and the Dormant Master Agreements identified on Schedule D to the Buyer.

      5.3 Business Guaranties. The Buyer shall use commercially reasonable efforts, (a) to replace, effective as of the Closing, each of the Williams Guaranties and each of the guaranties, letters of credit, letters of comfort and performance bonds set forth in Schedule 5.3 hereto (each, a "Business Guaranty", collectively the "Business Guaranties") with a BSC Guaranty or a replacement letter of credit, and (b) to assist Seller in obtaining release effective as of the Closing of all obligations of the Seller or any Affiliate of Seller under the Business Guaranties, but only to the extent relating to the Assumed Liabilities under the applicable Assumed Contracts. If the Buyer is unable to so replace any Business Guaranty, or Seller or any Affiliate of Seller is not so released, at the Closing after using its commercially reasonable efforts to do so, or assist Seller in doing so, the Buyer shall provide to the Seller and maintain in full force and effect in respect of each such Business Guaranty, a BSC Guaranty in form and substance substantially similar to such Business Guaranty, with respect to the obligations covered by each Business Guaranty for which the Buyer does not effect at the Closing such replacement or for which a release of Seller is not obtained, but only to the extent such Business Guaranties relate to the Assumed Liabilities under the applicable Assumed Contracts.

      5.4 Required Governmental Consents.

            (a) The Buyer and the Seller agree that as soon as practicable, but in no event later than fifteen (15) days after the date of this Agreement,
      (i) each will complete and file the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions", if and as required by the HSR Act, and will promptly complete and file responses to all requests for additional data and information which may be made under such Act, and (ii) they will jointly file the FERC application (the "FERC Filing"). The Buyer shall prepare the FERC Filing in consultation with the Seller. The Buyer shall pay all costs for preparation of the FERC Filing (other than the Seller's costs) and all HSR Act filing fees relating to the transactions contemplated hereby, irrespective of whether the transactions contemplated by this Agreement are consummated.

            (b) Each Party shall, and shall cause their respective Affiliates to, use their commercially reasonable efforts, at their own costs, to (i) cause the expiration of the notice periods under any Laws with respect to the transactions contemplated by this Agreement as promptly as is reasonably practicable before the Closing Date and (ii) resolve on commercially reasonable terms such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the transaction contemplated by this Agreement as violative of any Law, each of the Parties shall, and shall cause their respective Affiliates to, cooperate and use their commercially reasonable efforts to contest and resist, except insofar as the Seller and the Buyer may otherwise agree, any such action or proceeding, including any action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the transactions contemplated by this Agreement.

            (c) Each Party shall, and shall cause their respective Affiliates, at their own cost, to furnish to the other all information necessary with respect to any application or other filing to be made in connection with the transactions contemplated by this Agreement, including in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Body with respect to the transactions contemplated by this Agreement. Each of the Seller and the Buyer shall promptly inform the other of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Body in respect of any such filings, investigation or other inquiry. If a Party intends to independently participate in any meeting with any Governmental Body in respect of any such filings, investigation or other inquiry, then such Party shall give the other Party reasonable prior notice of such meeting such that the other Party has reasonable opportunity to attend and participate at such a meeting. The Parties shall consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings under or relating to any such application or filing.

      5.5 Non-solicitation. Other than with respect to those individuals listed on Schedule 5.5 (whom Buyer may solicit but not employ or otherwise engage as an employee, independent contractor or otherwise prior to the termination of Phase I of the Transition Services Agreement), until the date that is one year after the Closing Date, neither the Buyer nor any of its Affiliates shall, directly or indirectly, (a) induce any employee of the Seller or any of its Affiliates to leave the employ of the Seller or its Affiliates or (b) employ or otherwise engage as an employee, independent contractor or otherwise any such employee, except that the Buyer and its Affiliates shall not be precluded from hiring any such employee who (i) initiates discussions regarding such employment without any direct or indirect solicitation by the Buyer or its Affiliates or (ii) responds to any public advertisement placed by the Buyer or its Affiliates.

      5.6 Preparation for Transition Services Agreement; Buyer Access to Seller's Facilities.

            (a) Seller shall use its commercially reasonable efforts to obtain any consents, waivers, permits or sublicenses necessary in order for Seller to provide services under the Transition Services Agreement.

            (b) From the date of this Agreement through Closing, upon request of Buyer, Seller shall provide Buyer with reasonable access to Seller's employees and facilities during normal business hours in order to facilitate transition planning and post-Closing implementation of the transactions contemplated herein, including pursuant to the Transition Services Agreement.

      5.7 Knowledge of Breaches. If after the date of this Agreement and prior to the Closing, either Party becomes aware of any breach by the Seller or Buyer of any representation and warranty under this Agreement, it will promptly notify the other Party thereof.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

      6.1 Buyer's Conditions to Closing. The obligations of the Buyer under this Agreement with respect to the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived by the Buyer, in the Buyer's sole discretion.

            (a) All of the representations and warranties of the Seller contained in this Agreement and all other Ancillary Agreements will be, if qualified by materiality, true and correct in all respects, and if not so qualified, shall be true and correct in all material respects, except with respect to the representations and warranties contained in Section 3.2 and
      Section 3.7, to which no materiality qualifier shall apply, as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date and except for the representations and warranties contained in Section 3.8(a), which shall be deemed made as of the date most recent to the Closing Date that Schedule A is supplemented and amended pursuant to Section 11.9(b)). The Seller shall have complied with, performed and satisfied in all material respects all of the agreements, covenants, and conditions contained in this Agreement to be performed or complied with by it on or prior to the Closing.

            (b) The Buyer shall have received (i) each of the Key Governmental Approvals in the form prescribed hereunder or in a form otherwise reasonably satisfactory to the Buyer, (ii) each of the Key Required Private Consents in the form prescribed hereunder or in a form otherwise reasonably satisfactory to the Buyer, and (iii) the assignment or novation of each Assumed Contract, or the TRS Agreement or such other arrangement reasonably satisfactory to Buyer with respect to such Assumed Contract as provided in Section 5.2, effective as of the Closing. Notwithstanding the foregoing, the Parties agree that neither the assignment nor receipt of Required Private Consents with respect to either the Third Party Software Licenses or the Dormant Master Agreements shall be conditions to Closing.

            (c) There shall be no Action, pending or threatened by any third party (including any Governmental Body) and no judgment shall have been entered and not vacated by any Governmental Body of competent jurisdiction in any Governmental Action or other Action, arising therefrom, which seeks to enjoin, restrain, make illegal, or prohibit consummation of the transactions contemplated by this Agreement or that seeks to prohibit or limit the Buyer's ownership or performance of any portion of the Purchased Assets.

            (d) Except for (i) matters that are the subject of the Seller's representations and warranties in ARTICLE 3 (which representations and warranties constitute the Buyer's exclusive assurance with respect to the subject matters thereof), (ii) facts or circumstances of which the Buyer has Knowledge on the date hereof not required to be corrected or remediated on or before the Closing Date and (iii) matters resulting from acts or omissions of the Buyer or any of its Affiliates or representatives, since the date of this Agreement, no event or circumstance has occurred and is continuing that has had or reasonably would be expected to have a Material Adverse Effect.

            (e) A duly authorized officer of the Seller shall have certified the satisfaction of the conditions in paragraph (a) of this Section 6.1.

            (f) The Seller shall have made or stand willing and able to make all of the deliveries to the Buyer set forth in Section 7.2.

            (g) The Secretary of the Seller shall have executed a certificate substantially in the form attached hereto as Exhibit 6.1(g).

      6.2 Seller's Conditions to Closing. The obligations of the Seller under this Agreement with respect to the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities by the Buyer shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived by the Seller in the Seller's sole discretion:

            (a) All of the representations and warranties of the Buyer contained in this Agreement and all other Ancillary Agreements will be, if qualified by materiality, true and correct in all respects, and if not so qualified, shall be true and correct in all material respects, as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date). The Buyer shall have complied with, performed and satisfied in all material respects all of the agreements, covenants, and conditions contained in this Agreement to be performed or complied with by it on or prior to the Closing.

            (b) The Seller shall have received (i) each of the Key Governmental Approvals in the form prescribed hereunder or in a form otherwise reasonably satisfactory to the Seller, (ii) each of the Key Required Private Consents in the form prescribed hereunder or in a form otherwise reasonably satisfactory to the Seller, and (iii) the assignment or novation of each Assumed Contract, or the TRS Agreement or such other arrangement reasonably satisfactory to Seller with respect to such Assumed Contract as provided in Section 5.2, effective as of the Closing. Notwithstanding the foregoing, the Parties agree that neither the assignment nor receipt of Required Private Consents with respect to either the Third Party Software Licenses or the Dormant Master Agreements shall be conditions to Closing.

            (c) The Williams Companies, Inc. and Williams Holdings of Delaware, Inc. shall have been unconditionally released, subject only to Closing, from all Williams Guaranties and other Business Guaranties (but only to the extent the Business Guaranties relate to the Assumed Liabilities).

            (d) There shall be no Action, pending or threatened by any third party (including any Governmental Body) and no judgment shall have been entered and not vacated by any Governmental Body of competent jurisdiction in any Governmental Action or other Action, arising therefrom, which seeks to (i) enjoin, restrain, make illegal, or prohibit consummation of the transaction contemplated by this Agreement or (ii) prohibit or limit the Buyer's ownership or performance of any portion of the Purchased Assets.

            (e) The Buyer shall have made or stand willing and able to make all of the deliveries to the Seller set forth in Section 7.3.

            (f) A duly authorized officer of the Buyer shall have certified the satisfaction of the paragraph (a) of this Section 6.2.

            (g) The Secretary of the Buyer shall have executed a certificate substantially in the form attached hereto as Exhibit 6.2(g).

                                    ARTICLE 7
                                     CLOSING

      7.1 Closing. The Closing shall take place on the Closing Date at the Buyer's offices in Houston, Texas, or at such other location as may be designated by the Parties.

      7.2 Seller's Deliveries. On the Closing Date, the Seller shall deliver or cause to be delivered to the Buyer the following:

            (a) A certificate of good standing from the Secretaries of State of the States of Delaware and Oklahoma stating that the Seller is a validly existing corporation in good standing and qualified to do business as a foreign corporation, as applicable;

            (b) A duly executed Bill of Sale;

            (c) Duly executed Novation Agreements or Assignment and Assumption Agreements for each Assumed Contract to be conveyed at Closing;

            (d) Duly executed Transition Services Agreement and Facility License Agreement;

            (e) The certificates described in Section 6.1(d) and Section 6.1(f);

            (f) To the extent not previously delivered, originals or true and correct copies of all Assumed Contracts and originals or true and correct copies of all Books and Records;

            (g) A duly executed Intellectual Property License and Assignment Agreement;

            (h) A duly executed TRS Agreement (if any shall be required pursuant to Section 5.2(c)); and

            (i) The Preliminary Statement (if not already delivered) and such other documents and instruments as shall be reasonably necessary to effect the intent of this Agreement and consummation of the transaction contemplated hereby.

      7.3 Buyer's Deliveries. On the Closing Date, the Buyer shall deliver or cause to be delivered to the Seller the following:

            (a) The Initial Purchase Price payable by wire transfer of immediately available funds to such bank account pursuant to written instructions of the Seller delivered to the Buyer prior to the Closing Date;

            (b) A certificate of good standing from the Secretaries of State of Delaware stating that the Buyer is a validly existing limited partnership in good standing;

            (c) A duly executed Bill of Sale;

            (d) Duly executed Novation Agreements or Assignment and Assumption Agreements for each Assumed Contract to be conveyed at Closing;

            (e) Duly executed Transition Services Agreement and Facility License Agreement;

            (f) The certificates described in Section 6.2(f) and Section 6.2(g);

            (g) A duly executed Intellectual Property License and Assignment Agreement;

            (h) A duly executed TRS Agreement (if any shall be required pursuant to Section 5.2(c)); and

            (i) Such other documents and instruments as shall be reasonably necessary to effect the intent of this Agreement and consummation of the transactions contemplated hereby.

                                    ARTICLE 8
                                 INDEMNIFICATION

      8.1 Limitation on and Survival of Representations and Warranties. All representations and warranties contained in this Agreement, or in any agreements or instruments executed in connection herewith or delivered pursuant hereto, shall survive the Closing for a period of fifteen (15) months beginning on the Closing Date, but not longer, except that the representations and warranties set forth in (a) Sections 3.2 and 3.7 shall survive and (b) Section 3.11 shall survive until the thirtieth (30th) day after the expiration of the applicable statute of limitations relating thereto. Such representations and warranties shall only be effective with respect to any breach or claim when notice of such breach or claim shall have been given in writing to the other Party in breach or against whom indemnification is sought within such period. Any claim for indemnification for which written notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

      8.2 Indemnification by the Seller.

            (a) Subject to the limitations set forth in this ARTICLE 8, the Seller hereby agrees to indemnify and hold the Buyer and its directors, officers, employees and Affiliates (collectively, the "Buyer Indemnified Parties") harmless from and against any and all claims, demands, suits, proceedings, judgments, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") imposed upon or incurred by the Buyer Indemnified Parties (any claims for such Losses by a Buyer Indemnified Party, a "Buyer Claim") as a result of or in connection with any of the following:

                  (i) any inaccuracy or breach of a representation or warranty made by the Seller in this Agreement or in any agreement or instrument executed in connection herewith or pursuant hereto (and for purposes of determining the accuracy of any such representation and warranty and the Losses attributable thereto, all materiality and Material Adverse Effect qualifiers set forth therein shall be disregarded);

                  (ii) the breach of, or default in the performance by the
            Seller of, any covenant, agreement or obligation to be performed by the Seller pursuant to this Agreement or any agreement or instrument delivered pursuant to Section 7.2(b), Section 7.2(c), or Section 7.2(g); and

                  (iii) any Retained Liabilities.

            (b) Promptly after receipt by a Buyer Indemnified Party of notice of an Action or other event giving rise to a Buyer Claim with respect to which the Buyer Indemnified Party is entitled to indemnification under this Section 8.2, the Buyer Indemnified Party receiving such notice shall notify (the "Buyer Claim Notice") the Seller in writing of the commencement of such Action or the assertion of such Buyer Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice to the Seller. The Seller shall have the option, and shall notify the Buyer Indemnified Party in writing within thirty (30) Business Days after the date of the Buyer Claim Notice of its election, either: (i) to participate (at the expense of the Seller) in the defense of such Action or Buyer Claim (in which case the defense of such Action or Buyer Claim shall be controlled by the Buyer) or (ii) to take charge of and control the defense of such Action or Buyer Claim (at the expense of the Seller). If the Seller elects to control the defense, it will not compromise or settle the Action or Buyer Claim absent each Buyer Indemnified Party's written consent, which may be granted or denied in such Party's reasonable discretion, if (A) the amount to be paid in settlement exceeds the Maximum Indemnity Amount or (B) the settlement does not include a provision reasonably satisfactory to the Buyer Indemnified Party releasing the Buyer Indemnified Party from all liabilities with respect thereto. If the Seller fails to notify the Buyer Indemnified Party of its election within the applicable response period, then the

      Seller shall be deemed to have elected not to control the defense of such Action or Buyer Claim. If the Seller elects to control the defense of any Action or Buyer Claim, the Buyer Indemnified Party shall have the right to employ separate counsel and participate in the defense of such Action or Buyer Claim, but the fees and expenses of such counsel shall be at the expense of the Buyer Indemnified Party unless: (1) the named parties in such Action or Buyer Claim (including any impleaded parties) include both the Buyer Indemnified Party and the Seller and the Buyer Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Seller, or (2) the Buyer Indemnified Party has reasonably determined that Losses that may be incurred may exceed either individually, or when aggregated with other Buyer Claims, the Maximum Indemnity Amount (in which case, the Seller shall not have the right to control the defense of such Action or Buyer Claim on behalf of the Buyer Indemnified Party, it being understood, however, that the Seller shall not, in connection with such Action or Buyer Claim, be liable for the fees and expenses of more than one (1) separate firm of attorneys (in addition to any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred).

            (c) If the Seller does not control the defense of any Action or Buyer Claim, then the Buyer Indemnified Party may settle such Action or Buyer Claim with the written consent of the Seller (not to be unreasonably withheld).

      8.3 Indemnification by the Buyer.

            (a) Subject to the limitations set forth in this ARTICLE 8, the Buyer hereby agrees to indemnify and hold the Seller and its directors, officers, employees, and Affiliates (collectively, the "Seller Indemnified Parties") harmless from and against any and all Losses imposed upon or incurred by the Seller Indemnified Parties (any claim for such Losses by a Seller Indemnified Party, a "Seller Claim") as a result of or in connection with any of the following:

                  (i) any inaccuracy or breach of a representation or warranty made by the Buyer in this Agreement or in any agreement or instrument executed in connection herewith or pursuant hereto;

                  (ii) the breach of or default in the performance by the Buyer of any covenant, agreement or obligation to be performed by the Buyer pursuant to this Agreement or any agreement or instrument delivered pursuant to Section 7.3(c), Section 7.3(d), or Section 7.3(g); and

                  (iii) any Assumed Liabilities or a breach or default in the performance by the Buyer of its obligations under Section 5.3.

            (b) Promptly after receipt by a Seller Indemnified Party of notice of an Action or other event giving rise to a Seller Claim with respect to which the Seller Indemnified Party is entitled to indemnification under this Section 8.3, the Seller Indemnified Party receiving such notice shall notify (the "Seller Claim Notice") the Buyer in writing of the commencement of such Action or the assertion of such Seller Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice to the Buyer. The Buyer shall have the option, and shall notify each Seller Indemnified Party in writing within thirty (30) Business Days after the date of the Seller Claim Notice of its election, either: (i) to participate (at the expense of the Buyer) in the defense of the Action or Seller Claim (in which case the defense of such Action or Seller Claim shall be controlled by the Seller) or (ii) to take charge of and control defense of such Action or Seller Claim (at the expense of the Buyer). If the Buyer fails to notify the Seller Indemnified Party of its election within the applicable response period, then the Buyer shall be deemed to have elected not to control the defense of such Action or Seller Claim. If the Buyer elects to control the defense of any Action or Seller Claim, the Seller Indemnified Party shall have the right to employ separate counsel and participate in the defense of any such Action or Seller Claim, but the fees and expenses of such counsel shall be at the expense of the Seller Indemnified Party unless the named parties in such Action or Seller Claim (including any impleaded parties) include both the Seller Indemnified Party and the Buyer and the Seller Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Buyer (in which case, the Buyer shall not have the right to control the defense of such Action or Seller Claim on behalf of the Seller Indemnified Party, it being understood, however, that the Buyer shall not, in connection with such Action or Seller Claim be liable for the fees and expenses of more than one (1) separate firm of attorneys (in addition to any local counsel) and that such fees and expenses shall be reimbursed as they are incurred).

            (c) If the Buyer does not control the defense of any Action or Seller Claim, then the Seller Indemnified Party may settle such Action or Seller Claim with the written consent of the Buyer (not to be unreasonably withheld).

      8.4 Limitation of Liability. Notwithstanding the foregoing, the Seller shall not be obligated to indemnify the Buyer Indemnified Parties pursuant to
Section 8.2(a)(i) or Section 8.2(a)(ii) except to the extent the amount of all Losses incurred by the Buyer Indemnified Parties thereunder exceeds Five Million Dollars ($5,000,000.00) in the aggregate (the "Deductible"), in which event the Buyer may recover all Losses incurred in excess of the Deductible and (net of insurance proceeds or other compensatory reimbursement from third parties actually received less expenses incurred in connection therewith) the Seller's maximum liability for Losses under Section 8.2(a)(i) or Section 8.2(a)(ii) shall be Two Hundred Fifty Six Million Dollars ($256,000,000.00) (the "Maximum Indemnity Amount"); provided, however, that for Losses incurred by the Buyer Indemnified Parties for breaches of the representations and warranties in Sections 3.2 and 3.7, the Seller's maximum liability shall be the Purchase Price.

      8.5 Sole and Exclusive Remedy. If the Closing occurs, the indemnification provisions of this ARTICLE 8 shall be the sole and exclusive remedy of each Party (including the Seller Indemnified Parties and the Buyer Indemnified Parties) (a) for any breach of the other Party's representations, warranties, covenants, or agreements contained in this Agreement or (b) otherwise with respect to this Agreement, the agreements and instruments executed in connection herewith, the Purchased Assets, or the transactions contemplated hereby.

                                    ARTICLE 9
                                   TERMINATION

      9.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, as follows:

            (a) at any time before the Closing, by either Party, by written notice from one Party to the other Party, if any Law or final order restrains, enjoins or otherwise prohibits or makes illegal the transactions contemplated pursuant to this Agreement;

            (b) at any time before the Closing, by either Party, by written notice from one Party to the other, if such other Party has materially breached its representations or warranties or its obligations hereunder and such breach (other than a breach of the Buyer's obligation to pay the Purchase Price in accordance with the terms of ARTICLE 2, which for purposes of clarification shall have no cure period, and other than with respect to Sections 3.2 and 3.7 to which no materiality qualifier shall apply) has not been cured within thirty (30) days following written notification thereof;

            (c) on and after December 31, 2007, by either Party, by written notice from one Party to the other, if the Closing has not occurred by such date, unless the Parties mutually agree in writing (i) to extend the period in which such Closing must occur or (ii) to waive or amend the provisions of this Section 9.1(c); provided that the failure of the Closing to occur by such date is not the result of a breach of this Agreement by the Party seeking to terminate; or

            (d) by mutual written consent of the Parties.

      9.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.1(a) or 9.2(c), notwithstanding anything in this Agreement to the contrary, there will be no liability or obligation on the part of the Seller or the Buyer (or any of their respective Representatives or Affiliates), provided that (a) Sections 11.1, 11.2, 11.3, 11.5 through 11.8, inclusive, and
11.12 through 11.19, inclusive, will survive any such termination and (b) each Party shall continue to be liable for any breach of this Agreement by it occurring prior to such termination.

                                   ARTICLE 10
                          TAXES AND FURTHER ASSURANCES

      10.1 Transfer Taxes. The Buyer shall pay all transfer, sales, recording and similar Taxes arising in connection with the transactions contemplated hereunder, whether such Taxes are imposed on the Seller or the Buyer. The Parties shall cooperate to comply with all requirements for such Taxes and shall provide such documentation and take such other actions as may be necessary to minimize the amount of any such Taxes.

      10.2 Allocation of Purchase Price. The Parties will use their commercially reasonable efforts to agree upon the allocation of the Purchase Price for Tax purposes. In the event the Parties are unable to so agree, each Party shall be free to make its own allocation of the Purchase Price.

      10.3 Further Assurances. At any time and from time to time at or after the Closing, at any Party's request and without further consideration, the Parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.

                                   ARTICLE 11
                                  MISCELLANEOUS

      11.1 Entire Agreement; Amendment. This Agreement and the documents referred to herein to be delivered pursuant hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      11.2 Expenses. Except as specifically set forth herein, each of the Parties shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

      11.3 Governing Law; Jurisdiction. This Agreement shall be construed and interpreted according to the laws of the State of New York, without regard to the conflicts of law rules thereof.

      11.4 Assignment. This Agreement and each Party's respective rights hereunder may not be assigned, by operation of Law, change of control, or otherwise, without the prior written consent of the other Party, which consent may be withheld in the discretion of such other Party. Notwithstanding the foregoing, the Buyer shall have the right to designate one or more Affiliates to take title to and/or assume any or all of the Purchased Assets at Closing, but the Buyer shall remain liable to the Seller hereunder notwithstanding any such delegation.

      11.5 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger or by overnight delivery service by a recognized commercial carrier, (b) five
(5) days after being mailed by registered or certified United States mail, postage prepaid, return receipt requested, or (c) when received via telecopy, telex, facsimile or other electronic transmission, in all cases addressed to the Person for whom it is intended at his address set forth below or to such other address as a Party shall have designated by notice in writing to the other Party in the manner provided by this Section 11.5:

            If to the Buyer:            Bear Energy LP

                                        700 Louisiana Street, Suite 1000
                                        Houston, TX  77002
                                        Phone:  713.236.3000
                                        Fax:  713.236.5000
                                        Attention:  President

            With a copy to:             Bear Energy LP
                                        700 Louisiana Street, Suite 1000
                                        Houston, TX  77002
                                        Phone:  713.236.3000
                                        Fax:  713.236.5000
                                        Attention:  Legal Department

            If to the Seller:           Williams Power Company, Inc.
                                        One Williams Center, WRC 2
                                        Tulsa, OK  74172
                                        Phone:  918.573.2000
                                        Fax:  918.573.1717
                                        Attention:  Chief Financial Officer

            With a copy to:             The Williams Companies, Inc.
                                        One Williams Center, Suite 4900
                                        Tulsa, OK  74172
                                        Phone:  918.573.2000
                                        Fax:  918.573.5942
                                        Attention:  General Counsel

      11.6 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The headings in this Agreement are inserted for convenience of reference only and shall not constitute a part, or impact the interpretation, hereof.

      11.7 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. This Agreement has been negotiated between the Parties and shall not be read in a light more favorable to one Party relative to the other.

      11.8 Schedules and Exhibits. Disclosure of any fact or item in any Schedule or Exhibit hereto referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or Section, be deemed to be disclosed with respect to that other paragraph or Section whether or not an explicit cross-reference appears.

      11.9 Supplement to Schedules.

            (a) The Seller may, from time to time prior to the Closing by written notice to the Buyer, supplement or amend the Schedules to this Agreement, provided that, for purposes of determining whether Buyer's condition set forth in Section 6.1 has been fulfilled, the Schedules (except Schedule A and Schedule 5.3, each of which shall be amended and supplemented only as provided in Section 11.9(b)) shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto. .

            (b) Not earlier than ten (10) Business Days and no later than three
      (3) Business Days prior to the Closing, the Seller shall, by written notice to the Buyer, supplement or amend Schedule A and Schedule 5.3 to reflect all activity since April 1, 2007 related to the Assumed Contracts.

            (c) If the Closing shall occur, then any matters disclosed to Buyer pursuant to any supplement or amendment at or prior to the Closing shall be deemed to be waived by Buyer and Buyer shall not be entitled to make a claim thereon under this Agreement.

      11.10 Closing Over Breaches or Unsatisfied Conditions. Notwithstanding anything to the contrary contained in this Agreement, if the Seller or the Buyer elects to proceed with the Closing, and any failure of any condition in its favor to be satisfied or the breach of any representation, warranty or covenant by the other Party is within the Knowledge of the Buyer or the Knowledge of the Seller, as applicable, the condition that is unsatisfied, or the representation, warranty or covenant that is breached, at the Closing Date will be deemed waived by such Party, and such Party will be deemed to fully release and forever discharge the other Party on account of any and all claims, demands or charges, known or unknown, with respect to the same.

      11.11 Occasional and Bulk Sales Law. The Buyer and the Seller each agree to waive compliance by the other with the provisions of the Bulk Sales Law of any jurisdiction.

      11.12 Disclaimers.

            (a) Buyer's Review. The Buyer has reviewed and has access to all documents, records and information which it has desired to review in connection with its decision to enter into this Agreement, and to consummate the transactions contemplated hereby. The Buyer has not relied upon any representation, warranty, statement, advice, document, projection, or other information of any type provided by the Seller, its Affiliates, or any of their representatives, except for those expressly set forth in this Agreement. In deciding to enter into this Agreement, and to consummate the transactions contemplated hereby, the Buyer has relied solely upon its own knowledge, investigation, and analysis (and that of its representatives) of the Purchased Assets and the Business and not on any disclosure or representation made by, or any duty to disclose on the part of, the Seller, its Affiliates, or any of their representatives, other than the representations and warranties of the Seller expressly set forth herein.

            (b) Information. Except as provided in ARTICLE 3, the Seller makes no representation or warranty, express, implied, at common law, statutory or otherwise, with

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

      respect to the accuracy or completeness of the information, records, and data now, heretofore, or hereafter made available to the Buyer in connection with this Agreement (including any description of the Business or the Purchased Assets, revenue, price and expense assumptions, price forecasts, or any other information furnished to the Buyer by the Seller or any Affiliate of the Seller or any director, officer, employee, counsel, agent, or advisor thereof).

            (c) Purchased Assets. Notwithstanding anything contained to the contrary in any other provision of this Agreement, it is the explicit intent of each Party that the Seller and its Affiliates are not making any representation or warranty whatsoever, express, implied, at common law, statutory or otherwise, except for the representations or warranties given in this Agreement, and it is understood that the Buyer, with such exceptions, takes the Purchased Assets "as is" and "where is". Without limiting the generality of the immediately preceding sentence, except as provided in this Agreement, the Seller hereby expressly disclaims and negates any representation or warranty, express or implied, at common law, statutory, or otherwise, relating to (i) the condition of the Purchased Assets (including any implied or express warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials), or (ii) any infringement by the Seller, or any of its Affiliates of any patent or proprietary right of any third party. The Buyer has agreed not to rely on any representation made by the Seller with respect to the condition, quality, or state of the Purchased Assets except for those in this Agreement, but rather, as a significant portion of the consideration given to the Seller for this purchase and sale, has agreed to rely solely and exclusively upon its own evaluation of the Purchased Assets, except as provided herein. The provisions contained in this Agreement are the result of extensive negotiations between the Buyer and the Seller and not other assurances, representations or warranties about the quality, condition, or state of the Purchased Assets were made by the Seller in the inducement thereof, except as provided herein.

            (d) Waiver of Damages. Notwithstanding anything contained to the contrary in this Agreement, the Seller and the Buyer agree that the recovery by either Party of any damages suffered or incurred by it as a result of any breach by the other Party of any of its obligations under this Agreement shall be limited to the actual damages suffered or incurred by the non-breaching Party as a result of the breach by the breaching Party of its obligations hereunder and in no event shall the breaching Party be liable to the non-breaching Party for any indirect, consequential, special, exemplary, or punitive damages (including any damages on account of lost profits or opportunities or lost or delayed generation) suffered or incurred by the non-breaching Party as a result of the breach by the breaching Party of any of its obligations hereunder; provided, however, that the foregoing shall not be considered a waiver of cover damages.

      11.13 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

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

      11.14 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. The Buyer and the Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of the Buyer or the Seller contained in this Agreement.

      11.15 Agreement for the Parties' Benefit. Except for the provisions of
Section 5.3 which is also intended to benefit and to be enforceable by any Affiliate of the Seller that is obligated under one or more of the Business Guaranties, and the provisions of ARTICLE 8, which are also intended to benefit and to be enforceable by any of the Buyer Indemnified Parties and the Seller Indemnified Parties, this Agreement is not intended to confer upon any Person not a Party any rights or remedies hereunder, and no Person other than the Parties or such Persons described above is entitled to rely on any representation, warranty or covenant contained herein.

      11.16 Non-Waiver. No waiver by either Party hereto of any one or more defaults by the other in performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults, whether of a like kind or different nature.

      11.17 Public Announcements. Except pursuant to a Requirement of Law or the rules of a national securities exchange applicable to the Buyer, the Seller or their respective Affiliates, neither Party hereto may make any public announcements regarding this Agreement or the subject matter hereof without the prior written consent of the other Party. Notwithstanding the foregoing, following the execution of this Agreement, the Parties shall cooperate in issuing public announcements regarding the transactions described herein, including the Purchase Price, with such announcement to be released within five
(5) Business Days or on an earlier date agreed to by the Parties.

      11.18 Confidentiality.

            (a) This Agreement is confidential and, except pursuant to a Requirement of Law or the rules of a national securities exchange applicable to the Buyer, the Seller or their respective Affiliates, neither the fact that the Parties have entered into this Agreement, nor any of the terms and conditions herein, may be disclosed to a third party without the other Party's prior written consent, except that either Party may disclose this Agreement and its contents to its financial, accounting, engineering and legal advisors who have a need to know such information and who agree to maintain its confidentiality.

            (b) From and after the Closing, the Seller shall, and shall cause their respective Affiliates to, keep confidential and not disclose all information relating to the Purchased Assets (the "Restricted Information"), and shall not directly or indirectly use such Restricted Information for any purpose, except as and to the extent permitted by the terms of this Agreement or the Ancillary Agreements. The confidentiality obligation set forth in this Section shall not apply to any information that (i) is in the public domain, (ii) is published or otherwise becomes part of the public domain through no fault of the Seller or any of its Affiliates or (iii) becomes available to the Seller or any of its Affiliates on a non-confidential basis from a source that did not acquire such information (directly or indirectly) from the Seller or the Buyer or any of their respective Affiliates on a confidential basis. Notwithstanding the foregoing, the Seller may make disclosures

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      required by Law and in connection with disputes hereunder; provided, however, that the Seller, to the extent practicable, shall provide the Buyer with prompt notice thereof so that the Buyer may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 11.18. In the event that such protective order or other remedy is not obtained or the Buyer waives compliance with the provisions of this Section 11.18, the Seller shall or shall cause the Person required to disclose such Restricted Information to furnish only that portion of the information that such Person is legally required, and, to the extent practicable, the Seller shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment is accorded the Restricted Information so furnished. The Seller's confidentiality obligations under this Section shall continue for (5) years from the date hereof; provided that, with respect to Restricted Information relating to any Assumed Contract, such obligation shall terminate on a date that is the later of (A) the end of such five (5) year period and (B) the date of termination of such Assumed Contract.

            (c) From and after the Closing, any restrictions contained herein or in the Confidentiality Agreement dated December 22, 2006 among the Buyer, the Seller and The Williams Companies, Inc., as amended, relating to the Buyer's use or disclosure of any Restricted Information shall be null and void.

      11.19 WAIVER OF JURY TRIAL. THE SELLER AND THE BUYER EACH HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT.

      11.20 Post Closing Obligations.

            (a) At any time or from time to time after the Closing, each Party will, upon the reasonable request of the other Party, execute and deliver any further instruments or documents, and exercise commercially reasonable efforts to take such further actions as may reasonably be required, to fulfill and implement the terms of this Agreement or realize the benefits intended to be afforded hereby. In addition, at any time or from time to time after the Closing, each Party will cooperate reasonably with the other Party (and the other Party's counsel, as applicable) and make available their personnel, and provide such testimony and access to their books and records as shall be reasonably requested, (i) in connection with the contest or defense against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (A) any transaction contemplated under this Agreement or (B) any fact, situation, circumstances, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction relating to the Purchased Assets (including during such period prior to Closing) or (ii) otherwise at the other Party's reasonable request in connection with any other matter arising and relating to the Purchased Assets, all at the reasonable out-of-pocket expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor hereunder).

            (b) For a period of seven (7) years after the Closing Date, neither Party will dispose of any books, records, documents or information reasonably relating to the

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

      Purchased Assets without first giving notice to the other Party thereof and permitting the other Party to retain or copy such books and records as it may select. During such period, each Party will permit the other Party to examine and make copies, at the other Party's expense, of such books, records, documents and information for any reasonable purpose, including any litigation now pending or hereafter commenced against the Party or its Affiliates, or the preparation of income or other tax returns; provided, however, that all such examinations by the other Party shall occur and all such access shall be provided to a Party at times and places reasonably set by the other Party.

      11.21 Survival. Subject to limitations in respect of representations and warranties set forth in Section 8.1, all representations, warranties, covenants and obligations in this Agreement, the Ancillary Agreements and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.

                            [Signature Page Follows]

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            IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

                                        BEAR ENERGY LP

                                        By:  /s/    Paul J. Posoli
                                           -------------------------------------
                                           Name:   Paul J. Posoli
                                           Title:  President


                                        WILLIAMS POWER COMPANY, INC.

                                        By:  /s/  Andrew D. Sunderman
                                           -------------------------------------
                                           Name:    Andrew D. Sunderman
                                           Title:   Vice President